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                                                                    EXHIBIT 9(c)
                                     FORM OF
                    AMENDMENT TO SUB-ADMINISTRATION AGREEMENT


         This AMENDMENT, dated as of the _____ day of ________, 1998, is made by and between First Data Investor Services Group, Inc., a Massachusetts corporation ("Investor Services Group"), and The Chicago Trust Company, an Illinois corporation (the "Administrator") (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Administrator has entered into an Administration Agreement with Alleghany Funds (formerly known as CT&T Funds) (the "Company") dated June 15, 1995 as amended December 21, 1995 and June 13, 1996 and June 1, 1997, wherein the Administrator has agreed to provide certain administrative services to the Company; and
         WHEREAS, the Administrator has entered into a Sub-Administration Agreement (the "Sub-Administration Agreement") with Investor Services Group dated June 1, 1997 wherein Investor Services Group agreed to provide certain administrative services to the Company; and
         WHEREAS, the Parties wish to amend the Sub-Administration Agreement to include under its terms four additional separate series of shares identified as the Alleghany/Chicago Trust SmallCap Value Fund, Alleghany/Veredus Aggressive Growth Fund, Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
         1. To amend Schedule "A" to the Sub-Administration Agreement in the form attached hereto as Schedule "A".
         This Amendment shall take effect upon the date or dates when the respective amendments to the registration statement of the Trust registering the Alleghany/Chicago Trust SmallCap Value Fund, Alleghany/Veredus Aggressive Growth Fund, Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund become effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one type written page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

The Chicago Trust C                     First Data Investor Services Group, Inc.


By:                                                           By:


Attest:                                                       Attest:



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                                  SCHEDULE "A"

                             AS OF ___________, 1998



                                  LIST OF FUNDS

                           Montag & Caldwell Growth Fund
                           Chicago Trust Growth & Income Fund
                           Chicago Trust Talon Fund
                           Chicago Trust Balanced Fund
                           (formerly  known as Chicago  Trust  Asset  Allocation
                           Fund) Montag & Caldwell Balanced Fund Chicago Trust Bond Fund Chicago Trust Municipal Bond Fund Chicago Trust Money Market Fund Alleghany/Chicago Trust SmallCap Value Fund Alleghany/Veredus Aggressive Growth Fund Alleghany/Blairlogie Emerging Markets Fund Alleghany/Blairlogie International Developed Fund